EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Raymond James Financial, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 333-103280, 333-103277, 333-98537, 333-125214, 333-141998, 333-141999, 333-142000, 333-157516, 333-157519, 333-179683) on Form S-8 and (Nos. 333-159583, 333-181663) on Form S-3 ASR of Raymond James Financial, Inc. and subsidiaries of our reports dated November 25, 2014, with respect to the consolidated statements of financial condition of Raymond James Financial, Inc. and subsidiaries as of September 30, 2014 and 2013, and the related consolidated statements of income and comprehensive income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended September 30, 2014, and the effectiveness of internal control over financial reporting as of September 30, 2014, which reports appear in the September 30, 2014 annual report on Form 10-K of Raymond James Financial, Inc.

/s/ KPMG LLP

Tampa, Florida
November 25, 2014
Certified Public Accountants

202